EXHIBIT 1.1

                                                     DB Draft of October 7, 1996


                                  $225,000,000
                           GOSS GRAPHIC SYSTEMS, INC.
                     ___% Senior Subordinated Notes Due 2006

                             UNDERWRITING AGREEMENT

                                                             __________ __, 1996


CS FIRST BOSTON CORPORATION
BT SECURITIES CORPORATION
    c/o CS First Boston Corporation,
         Park Avenue Plaza,
         New York, N.Y. 10055

Dear Sirs:

      1. Introductory. Goss Graphic Systems, Inc., a Delaware corporation ("Goss" or the "Company"), proposes to issue and sell $225,000,000 principal amount of its ___% Senior Subordinated Notes Due 2006 (the "Notes") to CS First Boston Corporation ("CS First Boston") and BT Securities Corporation (together with CS First Boston, the "Underwriters"). The Notes are to be issued under an indenture, dated as of _____________ __, 1996 (the "Indenture"), between Goss and The Bank of New York, as trustee (the"Trustee").

      The proceeds from the offering of the Notes will provide a portion of the funding for the acquisition (the "Acquisition") by Goss of the Graphic Systems business unit from Rockwell International Corporation ("Rockwell") pursuant to a Stock and Asset Purchase Agreement, dated as of April 26, 1996, and as amended on July 18, 1996 (the "Purchase Agreement"). The purchase price for the Acquisition will consist of $552.5 million in cash, subject to certain adjustments, and 47,500 shares of preferred stock (the "Holdings Preferred Stock") of GGS Holdings, Inc. ("Holdings"). Simultaneously with the closing of the Acquisition, Holdings will raise $116.5 million of equity financing, comprised of $111.5 million in cash from the sale of common stock, par value $0.01 per share, of Holdings (the "Holdings Common Stock") to the Stonington Capital Appreciation Fund, L.P. (the "Fund"), $1.0 million in cash from the sale of Holdings Common Stock (the "Equity Private Placement") to an affiliate of a limited partner of the Fund, and approximately $4.0 million in cash from the sale of Holdings Common Stock to members of the Company's management (the "Management Placement"). Holdings will finance approximately $2.0 million of the Management Placement. Holdings will simultaneously therewith contribute all such amounts to Goss in exchange for all of the capital stock of Goss. In addition, Holdings will also grant to certain members of the Board of Directors of Holdings 7,500 shares of nonvoting common stock of Holdings. Contemporaneously with the Acquisition, Goss and certain of its subsidiaries will enter into a bank credit agreement (the "Credit Agreement") with a syndicate of lenders named therein to provide term and revolving credit facilities aggregating $225 million and, pursuant to a Loan Portfolio Purchase Agreement (the "Portfolio Purchase Agreement") with Bankers Trust Commercial Corporation ("BTCC"), Goss will sell a portfolio of notes receivable issued in connection with customer financing provided by the Graphic Systems business unit of Rockwell to purchasers of its products. The Company's obligations under the Credit Agreement will be secured by security interests in all of the capital stock of the Company and certain of its subsidiaries and substantially all of the future assets of the Company and its subsidiaries pursuant to a security agreement being entered into in connecting with the Credit Agreement (the "Security Agreement").

      For purposes of this Agreement, the offering of the Notes, the Acquisition, the Management Placement, the Equity Private Placement and the transactions contemplated by the Indenture, the Credit Agreement, the Portfolio Purchase Agreement, the Security Agreement and this Agreement are referred to collectively as the "Transactions". For purposes of this Agreement, all references to Goss and its subsidiaries assume the consummation of, and shall give effect to, the Transactions.

      Goss hereby agrees with the Underwriters as follows:

      2. Representations and Warranties. Goss represents and warrants to, and agrees with, the Underwriters that:

            (i) A registration statement (No. 333-08421) relating to the Notes, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Securities Act of 1933 (the "Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("initial registration statement") has been declared effective, either (i) an additional registration statement ("additional registration statement") relating to the Notes may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Notes all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or
      (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Notes will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If Goss does not propose to amend the initial registration statement or if an additional registration statement has been filed and Goss does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if Goss has advised the Underwriters that they do not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if Goss has advised the Underwriters that they propose to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but Goss has advised the Underwriters that they propose to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time,


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      including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the Notes, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. No stop order suspending the effectiveness of such Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of Goss, threatened by the Commission.

            (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, and on the Closing Date (as hereinafter defined) each Registration Statement and the Prospectus, each as amended or supplemented, will conform, in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
      Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus, each as amended or supplemented, will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed and (B) on the Closing Date, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the


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      Prospectus based upon written information furnished to Goss by any
      Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

            (iii) Goss has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. Goss is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the financial condition, business, properties or results of operations of Goss and its subsidiaries taken as a whole (a "Material Adverse Effect").

            (iv) The only direct and indirect subsidiaries of Goss are listed on Schedule B hereto. Each subsidiary of Goss has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and each subsidiary of Goss is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of Goss has been duly authorized and validly issued and is fully paid and nonassessable; all of the capital stock of Goss is owned by Holdings free from liens, encumbrances and defects; and all of the capital stock of each subsidiary of Goss is owned by Goss, directly or through subsidiaries, free from liens, encumbrances and defects, except pursuant to the Security Agreement.

            (v) The Indenture has been duly authorized and, if the Effective Time of a Registration Statement is prior to the execution and delivery of this Agreement, has been or otherwise upon such Effective Time will be duly qualified under the Trust Indenture Act; the Notes have been duly authorized; when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered and such Notes will be entitled to the benefits of the Indenture and will have been duly executed, authenticated, issued and delivered, and the Indenture and the Notes will constitute valid and legally binding obligations of Goss enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture and the Notes conform in all material aspects to the descriptions thereof contained in the Prospectus.

            (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between Goss and any person that would give rise to a valid claim against Goss or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Transactions.

            (vii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between Goss and any person granting such person the right to require Goss to file a registration statement under the Act with respect to any securities of Goss owned or to be owned by such person or to require Goss to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by Goss under the Act.

            (viii) Except as disclosed in the Prospectus, no consent, approval, authorization, or order of, or filing with, or notice to, any third party or any governmental agency or body or any court


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      is required for the consummation of the Transactions, except such as have been obtained and made and such as may be required with respect to the offering of the Notes under state securities laws and except for such consents, approvals, authorizations, orders, filings or notices which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the consummation of the Transactions.

            (ix) The execution, delivery and performance of the Indenture, the Purchase Agreement, the Credit Agreement, the Portfolio Purchase Agreement, this Agreement or any other document governing any of the Transactions, and the consummation of the Transactions, including, without limitation, the issuance and sale of the Notes and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Goss or any subsidiary of Goss or any of their properties, assets or operations, or any agreement or instrument to which Goss or any such subsidiary is a party or by which Goss or any such subsidiary is bound or to which any of the properties of Goss or any such subsidiary is subject, or the charter or by-laws of Goss or any such subsidiary. Goss has full power and authority to authorize, issue and sell the Notes, as contemplated by this Agreement and the Indenture.

            (x) The Purchase Agreement has been duly authorized, executed and delivered and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Purchase Agreement conforms in all material respects to the description thereof contained in the Prospectus.

            (xi) The Credit Agreement and the Portfolio Purchase Agreement have each been duly authorized by Goss and its subsidiaries, and upon execution and delivery thereof will be duly executed and delivered and will each constitute a valid and legally binding obligation of Goss and its subsidiaries, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Credit Agreement and the Portfolio Purchase Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.

            (xii) This Agreement has been duly authorized, executed and delivered by Goss.

            (xiii) Goss and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects and Goss and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions thereto or defaults thereunder, in each case except as are described in the Prospectus and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xiv) Goss and its subsidiaries possess adequate certificates, authorizations, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings (or is aware of any facts that would be expected to result in such proceeding) relating to the revocation or modification of any such certificate, authorization, license or permit that, if determined adversely to Goss or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Each of Goss and its subsidiaries are in compliance with their respective obligations under such certificates, authorizations, licenses or permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such certificates, authorizations, licenses or permits or violation of such laws or regulations, except for such non-compliance and events as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

            (xv) No labor dispute with the employees of Goss or any subsidiary exists or, to the knowledge of Goss, is imminent and Goss is not aware of any existing or imminent labor disturbance by the employees of their principal suppliers or customers that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

            (xvi) Goss owns or has obtained valid and enforceable licenses for the U.S. and foreign patents, patent applications, inventions, technology, processes, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, computer software, trade secrets and proprietary or other intellectual property rights (collectively, the "Intellectual Property") owned, sold or used by or licensed to it or by it or necessary for the conduct of its business (the "Goss Intellectual Property"). Except as disclosed in the Prospectus and except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) there are no rights of third parties to any Goss Intellectual Property; (ii) there is no pending or, to the knowledge of Goss, threatened action, suit, proceeding or claim by others challenging the rights of Goss in or to any Goss Intellectual Property; (iii) there is no pending or, to the knowledge of Goss, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) there is no pending or, to the knowledge of Goss, threatened action, suit, proceeding or claim by others that Goss or the business are currently or heretofore conducted infringes or otherwise violates Intellectual Property of others; and (v) all registrations for and grants relating to Goss Intellectual Property are valid and in force.

            (xvii) Except as described in the Prospectus and except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the properties, assets and operations of each of Goss and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety, and to the protection and clean-up of the natural environment and to the protection or preservation of natural resources and of plant and animal species, and activities or conditions related thereto, including, without limitation, those relating to the production, extraction, processing, manufacturing, generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"). With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or, to the best knowledge of Goss, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Goss or any of its subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws in a manner that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus and except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, none of Goss or any of its subsidiaries is the subject of any federal, state, local or foreign investigation, and none of Goss or any of its subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), nor entered into any negotiations or agreements with any third party, relating to any liability or potential liability or remedial action or potential remedial action under Environmental Laws, nor are there any pending, reasonably anticipated or, to the knowledge of Goss, threatened actions, suits or proceedings against or affecting Goss, any of its subsidiaries or its properties, assets or operations, in connection with any such Environmental Laws. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.


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            (xviii) Goss and its subsidiaries have filed on a timely basis all material federal, state, local and foreign tax returns required to be filed, such returns are complete and correct in all material respects, and all material taxes shown by such returns or otherwise assessed that are due and payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of Goss and its subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes; and there has been no tax deficiency asserted and, to the knowledge of Goss, no tax deficiency might be asserted or threatened against Goss or any subsidiary that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

            (xix) Each "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of Goss or any of its subsidiaries participate or as to which Goss or any subsidiary has any liability (the "ERISA Plans") is in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Neither Goss nor any of its subsidiaries has any liability with respect to the ERISA Plans, nor does Goss expect that any such liability will be incurred, that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The value of the aggregate vested and nonvested benefit liabilities under each of the ERISA Plans that is subject to Section 412 of the Code, determined as of the end of such ERISA Plan's most recent ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such ERISA Plan allocable to such benefit liabilities. Neither Goss nor any subsidiary has any material liability, whether or not contingent, with respect to any ERISA Plan that provides post-retirement welfare benefits. The descriptions of Goss' stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus are accurate in all material respects.

            (xx) Goss and its subsidiaries maintain a system of internal accounting controls sufficient for purposes of the prevention or detection of errors or irregularities in amounts that could be expected to be material to Goss' combined financial statements and the recording of transactions so as to permit the preparation of such combined financial statements in conformity with generally accepted accounting principles.

            (xxi) (A) Neither Goss nor any of its subsidiaries is in violation of its charter or by-laws, (B) neither Goss nor any of its subsidiaries is in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or any order, decree or judgment of any court or governmental agency or body having jurisdiction over Goss or any of its subsidiaries and (C) no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists, or upon the consummation of the Transactions will exist, under any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument to which Goss or any of its subsidiaries is a party or to which any of the properties, assets or operations of Goss or any such subsidiary is subject, except, in the case of clauses (B) and (C), for such violations and defaults that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statements or the Prospectus or to be filed as an exhibit to the Registration Statements that are not described or filed as required.

            (xxii) Goss and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.


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            (xxiii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting Goss, any of its subsidiaries or any of their respective properties, assets or operations that, if determined adversely to Goss or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or could materially and adversely affect the ability of Goss to perform its obligations under the Indenture, this Agreement, or any other document governing any of the Transactions, or which are otherwise material in the context of the Transactions; and no such actions, suits or proceedings are threatened or, to the knowledge of Goss, contemplated.

            (xxiv) The financial statements included in each Registration Statement and the Prospectus comply with the requirements of the Act and the Rules and Regulations, present fairly the financial position of Goss and its combined subsidiaries as of the dates shown and the results of operations and cash flows of Goss and its combined subsidiaries for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the Transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The other financial information and statistical data set forth in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited combined financial statements included in the Registration Statements.

            (xxv) Since the dates as of which information is given in the Registration Statements and the Prospectus, (i) neither Goss nor any of its subsidiaries has incurred any material liability or obligation (indirect, direct or contingent) or entered into any material verbal or written agreement or other transaction that is not in the ordinary course of business and that could reasonably be expected to result in a material reduction in the future earnings of Goss and its subsidiaries; (ii) neither Goss nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (iii) there has been no change, except as contemplated by the Prospectus, in the indebtedness of Goss and no change in the capital stock of Goss and no dividend or distribution of any kind declared, paid or made by Goss on any class of its capital stock; and (iv) there has been no development or event having or that could reasonably be expected to have a Material Adverse Effect.

            (xxvi) Goss is not and, after giving effect to the consummation of the Transactions, will not be an "investment company" or an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder.

            (xxvii) Neither Goss nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and Goss agrees to comply with such Section if prior to the completion of the distribution of the Notes they or any of their affiliates commence doing such business.

            (xxviii) The accountants reporting upon the audited financial statements and schedules included in the Registration Statements and the Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

      3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) Goss agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from Goss, at a purchase price of _____% of the principal amount thereof plus accrued interest from ________ ___, 1996 to the Closing Date, the respective principal amounts of Notes set forth opposite the names of the Underwriters in Schedule A hereto.

      Goss will deliver the Notes to the Underwriters against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account previously designated to CS First Boston by Goss at a bank acceptable to CS First Boston at the offices of _____________ at _______ A.M., New York time, on __________ ___, 1996, or at such other time not later than seven full business days thereafter as CS First Boston and Goss determine, such time being herein referred to as the "Closing Date". The Notes so to be delivered will be in definitive fully registered form, in such denominations and registered in such names as CS First Boston requests and will be made available for checking and packaging at the above offices of ________________________ at least 24 hours prior to the Closing Date.

      4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

      5. Certain Agreements of Goss. Goss jointly and severally agrees with the Underwriters that:

            (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, Goss will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CS First Boston, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. Goss will advise CS First Boston promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Notes under the Act but the Effective Time thereof has not occurred as of such execution and delivery, Goss will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CS First Boston.

            (b) Goss will advise CS First Boston promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CS First Boston's consent; and Goss will also advise CS First Boston promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, Goss will promptly notify CS First Boston of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CS First Boston's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
      Section 6.

            (d) As soon as practicable, but not later than the Availability Date (as defined below), Goss will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of Goss' or Holdings' fiscal year, as the case may be, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

            (e) Goss will furnish to the Underwriters copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Notes is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriters request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. Goss will pay the expenses of printing and distributing to the Underwriters all such documents.

            (f) Goss will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as CS First Boston designates and will continue such qualifications in effect so long as required for the distribution.

            (g) So long as any of the Notes are outstanding, Goss will furnish to CS First Boston and, upon request, to the other Underwriter, as soon as practicable after the end of each fiscal year, a copy of any annual report to stockholders for such year; and Goss will furnish to CS First Boston
      (i) as soon as available, a copy of each report and any definitive proxy statement of Goss or Holdings, as the case may be, filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning Goss as CS First Boston may reasonably request.

            (h) Goss will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as CS First Boston designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for the filing fee of the NASD relating to the Notes (including the fees and disbursements of counsel relating thereto), for any travel expenses of Goss' officers and employees and any other expenses of Goss in connection with attending or hosting meetings with prospective purchasers of the Notes and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

            (i) For a period of 180 days after the date of the Prospectus, neither Goss nor any of its subsidiaries will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by Goss or any of its subsidiaries and having a maturity of more than one year from the date of issue or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CS First Boston (which consent shall not be unreasonably withheld).

            (j) Goss will do and perform all things required to be done and performed under this Agreement by it that are within its control prior to or after the Closing Date and to use all reasonable efforts to satisfy all conditions precedent on its part to the delivery of the Notes.

      6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for any of the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of Goss herein, to the accuracy of the statements of officers of Goss made pursuant to the provisions hereof, to the performance by Goss of its obligations hereunder and to the following additional conditions precedent:

            (a) The Underwriters shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the balance sheet of Goss audited by them and included in the Registration Statements complies as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations;

                  (ii) on the basis of procedures specified in such letter,
            nothing came to their attention that caused them to believe that, at the date of the latest available balance sheet of Goss read by such accountants, and at a subsequent specified date not more than three days prior to the date of this Agreement, there was any change in the capital stock, increase in long term debt or decreases in total assets or stockholders' equity, as compared with amounts shown on the latest balance sheet of Goss included in the Prospectus.

                  (iii) (A) they have read the pro forma financial statements and other pro forma financial information included in the Registration Statements (collectively, the "Pro Forma Information");

                        (B) they have made inquiries of certain officials of the
                  Company who have responsibility for financial and accounting matters about the basis for the pro forma adjustments;

                        (C) they have proved the arithmetic accuracy of the
                  application of the pro forma adjustments to the historical amounts in the Pro Forma Information; and

                        (D) on the basis of such procedures, and such other
                  inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Information does not comply in all material respects with the applicable accounting requirements of Regulation S-X or that the Pro Forma Information included in the Registration Statements has not been properly compiled and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                  (iv) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information contained in the Registration Statements with the results obtained from inquiries, a reading of general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

      For purposes of this subsection and subsections (b) and (c) below, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

            (b) The Underwriters shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and schedules of
            Rockwell Graphic Systems, a business unit of Rockwell International Corporation ("RGS"), audited by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the
            American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements of RGS included in the Registration Statements;

                  (iii) on the basis of the review referred to in clause (i)
            above, a reading of the latest available interim financial statements of RGS, inquiries of officials of RGS who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited financial statements of RGS included
                  in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                        (B) at the date of the latest available balance sheet
                  read by such accountants, and at a subsequent specified date not more than three days prior to the date of this Agreement, there was any change in stockholders' equity or any increase in short-term indebtedness or long-term debt or any decrease in consolidated net current assets or total assets of RGS and its consolidated subsidiaries, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                        (C) for the period from the closing date of the latest
                  income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, and at a subsequent specified date not more than three days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated revenues, or net operating income, or in the total or per share amounts of consolidated income before extraordinary items or net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information contained in the Registration Statements with the results obtained from inquiries, a reading of general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

            (c) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CS First Boston. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CS First Boston. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Goss or the Underwriters, shall be contemplated by the Commission.

            (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of Goss or any of its subsidiaries which, in the judgment of a majority in interest of the Underwriters including CS First Boston, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for any of the Notes; (ii) any downgrading in the rating of any debt securities or preferred stock of Goss by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of Goss (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Goss on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including CS First Boston, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for any of the Notes.

            (e) The Underwriters shall have received an opinion, dated the Closing Date, of Wachtell Lipton Rosen & Katz, counsel for Goss, to the effect that:

                  (i) Goss has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

                  (ii) The Indenture has been duly authorized, executed and
            delivered and has been duly qualified under the Trust Indenture Act; the Notes, when duly authenticated by the Trustee in accordance with the terms of the Indenture and when paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Notes will constitute valid and legally binding obligations of Goss, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (iii) To the knowledge of such counsel, except as disclosed in the Prospectus and except as provided in connection with the Equity Private Placement and the Management Placement, there are no contracts, agreements or understandings between Goss and any person granting such person the right to require Goss to file a registration statement under the Act with respect to any securities of Goss owned or to be owned by such person or to require Goss to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by Goss under the Act;

                  (iv) To the knowledge of such counsel, except as disclosed in the Prospectus, no consent, approval, authorization, or order of, or filing with, or notice to, any governmental agency or body of the United States, any state of the United States or any political subdivision thereof or any court of the United States, any state of the United States or any political subdivision thereof is required for the consummation of the offering of the Notes and the transactions contemplated by the Credit Agreement, except such as have been obtained and made and such as may be required with respect to the offering of the Notes under state securities laws;

                  (v) None of the execution, delivery and performance of the
            Indenture, the Purchase Agreement, the Credit Agreement, the Portfolio Purchase Agreement and this Agreement, and the consummation of the transactions contemplated thereby, will conflict with the charter or by-laws of Goss;

                  (vi) The Purchase Agreement has been duly authorized, executed and delivered by Goss and constitutes a valid and legally binding obligation of Goss, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (vii) The Credit Agreement and Portfolio Purchase Agreement
            have each been duly authorized, and upon consummation of the Acquisition will have been duly executed and delivered and will each constitute a valid and legally binding obligation of Goss, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (viii) This Agreement has been duly authorized, executed and delivered by Goss;

                  (ix) Goss is not and, after giving effect to the consummation of the Transactions, will not be an "investment company" or an entity controlled by an investment company as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder;

                  (x) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, as amended or supplemented, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except for the financial statements and related schedules and notes or other financial or statistical data contained therein). No facts have come to such counsel's attention to lead such counsel to believe that a Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements and related schedules and notes or other financial or statistical data contained in the Registration Statements or the Prospectus); and

                  (xi) The Indenture and the Notes conform in all material
            respects to the descriptions thereof contained in the Prospectus; and the description in the Prospectus of United States federal income tax matters under the heading "Certain Federal Income Tax Consequences" in all material respects accurately and fairly presents the information required to be shown;

            In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws, provided that such other opinion or opinions are delivered to the Underwriters and such reliance is expressly authorized therein; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. With respect to the matters to be covered in the last sentence of subparagraph (x) above counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus, as amended or supplemented, and discussions with representatives of the Company and its auditors in which such counsel and the Underwriters and their counsel participated but is without independent check or verification except as specified. Such counsel may further state that such counsel have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as provided in subparagraph (xi) above.

            (f) The Underwriters shall have received an opinion, dated the Closing Date, of Jack E. Merryman, Esq., General Counsel of Goss, to the effect that:

                  (i) Goss is duly qualified to do business as a foreign
            corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; each subsidiary of Goss has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and each subsidiary of Goss is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of Goss has been duly authorized and validly issued and is fully paid and nonassessable; all of the capital stock of Goss is owned by Holdings free from liens, encumbrances and defects, except as described in the Prospectus and except pursuant to the Security Agreement; and the capital stock of each subsidiary of Goss is owned by Goss, directly or through subsidiaries, free from liens, encumbrances and defects, except as described in the Prospectus and except pursuant to the Security Agreement;

                  (ii) Goss and its subsidiaries possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings (or is aware of any facts that would be expected to result in such proceeding) relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to Goss or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Goss and its subsidiaries are in compliance with their respective obligations under such certificates, authorizations or permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such certificates, authorizations or permits or violation of such laws or regulations, except for such non-compliance and events as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

                  (iii) Except as disclosed in the Prospectus, there are no
            pending actions, suits or proceedings against or affecting Goss any of its subsidiaries or any of their respective properties, assets or operations that, if determined adversely to Goss or any of its subsidiaries, could, individually or in the aggregate, have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the ability of Goss to perform its obligations under the Indenture, this Agreement or any other document governing any of the Transactions, or which are otherwise material in the context of the Transactions; to the knowledge of such counsel, no such actions, suits or proceedings are threatened or contemplated;

                  (iv) To knowledge of such counsel, the execution, delivery and performance of the Indenture, the Purchase Agreement, the Credit Agreement, the Portfolio Purchase Agreement and this Agreement, and the consummation of the Transactions, including, without limitation, the issuance and sale of the Notes and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or (except such as have been obtained and made and such as may be required with respect to the offering of the Notes under state securities laws) require the consent, approval, authorization or order of, or filing with, or notice to, any person, entity, agency or body under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Goss or any subsidiary of Goss or any of their properties, assets or operations, or any agreement or instrument to which Goss or any such subsidiary is a party or by which Goss or any such subsidiary is bound or to which any of the properties of Goss or any such subsidiary is subject in each case except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect or the consummation of any of the Transactions, or the charter or by-laws of Goss or any such subsidiary; and Goss has full power and authority to authorize, issue and sell the Notes, as contemplated by this Agreement and the Indenture;

                  (v) The descriptions in the Registration Statements and
            Prospectus of statutes, regulations, legal and governmental proceedings and contracts and other documents (other than those set forth under the heading "Description of Notes," "Description of New Bank Credit Agreement," "Description of Sale of Customer Notes" and "Description of Certain Federal Income Tax Consequences") are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any material statutes, regulations, legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any material contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required.

                  (vi) No facts have come to such counsel's attention to lead such counsel to believe that a Registration Statement, as of its effective date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements and related schedules and notes or other financial and statistical data contained in the Registration Statements or the Prospectus).

      In rendering his opinion as aforesaid, such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel as to the laws of Japan, France and the United Kingdom, provided that (x) each such local counsel is acceptable to the Underwriters, (y) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is in form and substance satisfactory to the Underwriters and (z) counsel shall state in his opinion that he believes that such counsel and the Underwriters are justified in relying thereon.

            (g) The Underwriters shall have received an opinion, dated the Closing Date, of Chadbourne & Parke LLP, counsel to Rockwell International Corporation, and such opinions of foreign counsel, dated the Closing Date, as are delivered pursuant to Section 10(c) of the Purchase Agreement, in each case substantially to the effect set forth in such Section 10(c) and addressed to the Underwriters or accompanied by letters stating that the Underwriters are entitled to rely upon such opinions as if addressed to the Underwriters.

            (h) The Underwriters shall have received from Dewey Ballantine, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Notes, the Registration Statements, the Prospectus and other related matters as the Underwriters may require, and Goss shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (i) The Underwriters shall have received a certificate, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of Goss in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of Goss in this Agreement are true and correct; Goss has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; they have carefully examined the Registration Statements and the Prospectus and neither any Registration Statement nor the Prospectus, as amended or supplemented, (i) as of their respective effective or issue times, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, subsequent to the dates as of which information is given in the Registration Statements and the Prospectus, there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect, except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (j) The Underwriters shall have received a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection
      (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

            (k) The Underwriters shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection
      (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

            (l) At the Closing Date, the Credit Agreement shall have been executed and delivered and be in full force and effect and all conditions to borrowing thereunder shall have been satisfied, and Goss shall have provided to the Underwriters copies of all documents with respect thereto as they may reasonably request.

            (m) At the Closing Date, the Acquisition shall have been completed as described in the Prospectus, and Goss shall have provided to the Underwriters copies of all documents with respect thereto as they may reasonably request.

            (n) At the Closing Date, the Portfolio Purchase Agreement shall have been executed and delivered and be in full force and effect and the transactions contemplated thereby shall have been completed as described in the Prospectus, and Goss shall have provided to the Underwriters copies of all documents with respect thereto as they may reasonably request.

            (o) At the Closing Date, the Management Placement and the Equity Private Placement shall have been completed as described in the Prospectus, and Goss shall have provided to the Underwriters copies of all documents with respect thereto as they may reasonably request.

            (p) The Underwriters shall have received such other opinions, certificates, letters and other documents from and on behalf of Goss as CS First Boston may reasonably request.

Goss will furnish CS First Boston with such conformed copies of such opinions, certificates, letters and documents as CS First Boston reasonably request. CS First Boston may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

      7. Indemnification and Contribution. (a) Goss will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Goss will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to Goss by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

      (b) Each Underwriter will severally and not jointly indemnify and hold harmless Goss against any losses, claims, damages or liabilities to which Goss may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Goss by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by Goss in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the last two legends on page 2, the first sentence of the first full paragraph on page 20, the information appearing in the third paragraph under the caption "Underwriting", the information contained in the second and third sentences of the fourth paragraph under the caption "Underwriting" and the information contained in the fifth paragraph under the caption "Underwriting".

      (c) Promptly after receipt by an indemnified party under this Section or
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above or Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above or Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 9, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

      (d) If the indemnification provided for in this Section or Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above (or Section 9, as the case may be), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (or Section 9, as the case may be)
(i) in such proportion as is appropriate to reflect the relative benefits received by Goss on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Goss on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by Goss on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offerings (before deducting expenses) received by Goss bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Goss or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (e) The obligations of Goss under this Section and Section 9 shall be in addition to any liability which Goss may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of Goss, to each officer of Goss who has signed a Registration Statement and to each person, if any, who controls Goss within the meaning of the Act.

      8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, CS First Boston may make arrangements satisfactory to Goss for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes or Units with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Notes, and arrangements satisfactory to CS First Boston and Goss for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Goss, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of Goss or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, Goss or any of its representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Notes by the Underwriters is not consummated, Goss shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of Goss and the Underwriters pursuant to Section 7 and the obligations of Goss pursuant to Section 9 shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii),
(iv) or (v) of Section 6(d), Goss, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

      10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to CS First Boston at Park Avenue Plaza, New York, N.Y. 10055, Attention:
Investment Banking Department--Transactions Advisory Group, or, if sent to Goss, will be mailed, delivered or telegraphed and confirmed to it at 700 Oakmont Lane, Westmont, Illinois 60559, Attention: Jack E. Merryman, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      12. Representation of Underwriters. CS First Boston will act for the Underwriters in connection with this financing, and any action under this Agreement taken by CS First Boston will be binding upon all the Underwriters.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

      Goss hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      If the foregoing is in accordance with CS First Boston's understanding of our agreement, kindly sign and return to Goss the counterparts hereof, whereupon it will become a binding agreement among Goss and the Underwriters in accordance with its terms.

                                          Very truly yours,

                                          GOSS GRAPHIC SYSTEMS, INC.


                                          By ___________________________
                                             Name:
                                             Title:


The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.


CS FIRST BOSTON CORPORATION
BT SECURITIES CORPORATION

By CS FIRST BOSTON CORPORATION


   By _________________________
      Name:
      Title:

                                   SCHEDULE A

                                                 Principal
                                                 Amount of
                                                   Notes
                                                 ---------
   Underwriter
   -----------
CS First Boston Corporation..................... $
BT Securities Corporation.......................

                                                 ---------
                                           Total $
                                                 =========

                                   SCHEDULE B

                              Subsidiaries of Goss

Rockwell PMC Inc., an Illinois corporation (to be renamed after the Acquisition Closing)

Goss Graphic Systems Limited, a United Kingdom Corporation

Goss Graphic Systems - Japan Corporation, a Japanese corporation

Rockwell Systemes Graphiques Nantes, a societe anonyme organized under the laws of the Republic of France (to be renamed after the Acquisition closing)